Exhibit 10.1


                        DEFERRED SHARES AWARD AGREEMENT

         This Deferred Shares Award Agreement, dated as of December 21, 2005, is made and entered into by and between Global Signal Inc., a Delaware company (the "Company") and Ronald Bizick ("Employee") pursuant to the Global Signal Inc. Omnibus Stock Incentive Plan (the "Plan").

                             ______________________

         WHEREAS, the Company maintains the Plan for the benefit of selected management employees, directors and Consultants of the Company or its parents or subsidiaries; and

         WHEREAS, the Company previously granted to Employee an option to purchase shares of the Company's Common Stock, of which twenty-five percent (25%) of the shares have a per share exercise price equal to $8.53 and the remaining seventy-five percent (75%) of the shares have a per share exercise price equal to $18.00 (the "Option") subject to the terms set forth in that certain agreement between the Company and Employee, dated March 22, 2004 (the "Option Agreement"), which Option is outstanding as of the date hereof; and

         WHEREAS, pursuant to the terms of the Option Agreement, the Option is unvested and unexcercisable with respect to 574,000 shares of Common Stock as of the date hereof (the "Unvested Option Shares"); and

         WHEREAS, the Board desires to accelerate the vesting of that portion of the Option that relates to 184,500 Unvested Option Shares otherwise scheduled to vest on December 31, 2006; and

         WHEREAS, the Company and Employee have agreed to cancel that portion of the Option that relates to the remaining 143,500 Unvested Option Shares otherwise scheduled to vest on December 31, 2006, in consideration for an award of Deferred Shares pursuant to Section 9 of the Plan under the terms and conditions as set forth herein (the "Cancellation and Award").

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. OPTION ACCELERATION AND CANCELLATION

         1.1. Acceleration. In consideration of the Cancelled Option (as defined in Section 1.2 below) by Employee, as of December 31, 2005, the Board hereby agrees to accelerate the vesting of that portion of the Option that relates to the 184,500 Unvested Option Shares as set forth in Schedule A so that such shares are fully vested and immediately exercisable in accordance with the terms of the Option Agreement ("Acceleration").

         1.2. Cancellation. Employee hereby agrees to cancel that portion of the Option that relates to the 143,500 Unvested Option Shares as set forth in Schedule A (the "Cancelled Option") as of December 31, 2005. Employee understands and agrees that Employee is forever relinquishing the right to exercise the Option with respect to the Cancelled Option and any rights to or in respect of the Shares covered thereby. Employee hereby irrevocably and unconditionally releases, waives and discharges all claims, promises, causes of action, or similar rights of any type that Employee may have, whether known or unknown, unforeseen, unanticipated, unsuspected or latent that Employee may now have against any of the Released Parties (as defined herein) as of the Date of Grant in connection with the Acceleration and the Cancellation and Award. For purposes of this Deferred Shares Award Agreement, the "Released Parties" are the Company and all related and affiliated entities (including corporations, limited liability companies, partnerships, and joint ventures) and, with respect to each of the Company and its affiliated entities, each of their respective predecessors and successors, past, present and future employees, officers, directors, stockholders, owners, partners, members, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under, or in concert with any of the foregoing identified Released Parties.

         1.3. Full Force and Effect. Except as otherwise provided herein, the terms of the Option Agreement shall remain in full force and effect.

II. DEFERRED SHARES

         2.1. Deferred Shares Award. In consideration for the Cancelled Option by Employee, on December 31, 2005 (the "Date of Grant"), the Company hereby agrees to grant to Employee a Deferred Shares Award representing the right to receive up to that number of Shares equal to 150% of the "Deferred Shares," which Deferred Shares is determined by the formula set forth on Schedule B (the "Award"). The Shares subject to the Award shall vest and become payable in accordance with the provisions of Sections 2.2 and 2.3 below. Subject to
Section 2.4, the Company shall issue a stock certificate in respect of such Award as soon as reasonably practicable following the vesting dates.

         2.2. Time Based Vesting Schedule. Fifty percent (50%) of the Shares subject to the Award that are payable pursuant to the satisfaction of the Performance Goals, shall vest and become payable on December 31, 2006, and fifty percent (50%) of the Shares subject to the Award that are payable pursuant to the satisfaction of the Performance Goals, shall vest and become payable on December 31, 2007.

         2.3. Performance Goals. The performance goals for purposes of determining whether, and the extent to which, the Deferred Shares Award shall be payable shall be based on the Company's annualized dividend declared in respect of the fourth quarter of 2006, which shall be equal to the product of four times the Company's dividend declared in respect of the fourth quarter of 2006 (the "Q4 Dividend Run Rate"). Subject to Sections 2.2 and 2.5 below, upon determination of the Q4 Dividend Run Rate, Employee's entitlement to the number of Shares subject to the Award shall be fixed and nonforfeitable and shall not be conditioned upon the Company's future performance.

                  2.3.1. If the Company's Q4 Dividend Run Rate is less than or equal to $2.20 per share, then 0% of the Deferred Shares shall be payable pursuant to the Deferred Shares Award.

                  2.3.2. If the Company's Q4 Dividend Run Rate is at least equal to $2.21 per share but less than $2.30 per share, then 75% of the Deferred Shares shall be payable pursuant to the Deferred Shares Award.

                  2.3.3. If the Company's Q4 Dividend Run Rate is at least equal to $2.30 per share but less than $2.41 per share, then 100% of the Deferred Shares shall be payable pursuant to the Deferred Shares Award.

                  2.3.4. If the Company's Q4 Dividend Run Rate is at least equal to $2.41 per share but less than $2.51 per share, then 125% of the Deferred Shares shall be payable pursuant to the Deferred Shares Award.

                  2.3.5. If the Company's Q4 Dividend Run Rate is equal to $2.51 per share or greater, then 150% of the Deferred Shares shall be payable pursuant to the Deferred Shares Award.

         2.4. Income Tax Matters; Tax Witholding.

                  2.4.1. Set forth below is a brief summary as of the Date of Grant of certain United States federal tax consequences of the Deferred Shares Award. THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO THE EMPLOYEE. THE EMPLOYEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. For federal income tax purposes, Employee generally will not have taxable income on the grant of the Deferred Shares Award. Employee will recognize ordinary income at the time or times the Shares covered by the Award vests in an amount equal to the Fair Market Value of such Shares on each such date. The grant of the Deferred Shares Award will not constitute "property" within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), and as such Employee will not be entitled to file an election under Section 83(b) of the Code.

                  2.4.2. TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT REGULATIONS, WE ADVISE YOU THAT, UNLESS OTHERWISE EXPRESSLY INDICATED, ANY FEDERAL TAX ADVICE CONTAINED IN THIS DEFERRED SHARES AWARD AGREEMENT WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF (I) AVOIDING TAX-RELATED PENALTIES UNDER THE CODE OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TAX-RELATED MATTERS ADDRESSED HEREIN.

                  2.4.3. BY SIGNING THIS AGREEMENT, THE EMPLOYEE REPRESENTS THAT HE HAS REVIEWED WITH HIS OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS DEFERRED SHARES AWARD AGREEMENT AND THAT HE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. EMPLOYEE UNDERSTANDS AND AGREES THAT HE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS DEFERRED SHARES AWARD AGREEMENT.

                  2.4.4. Notwithstanding anything to the contrary, the payment of the Award hereunder shall be conditioned upon Employee making adequate provision for federal, state or other withholding obligations, if any, which may arise upon the vesting of the Award.

         2.5. Forfeiture; Termination Without Cause. Except as otherwise provided below, in the event of Employee's termination of employment with the Company prior to December 31, 2007, for any reason (including by reason of Employee's death or Disability), any then unvested portion of the Deferred Shares Award and Employee's right to receive any then unvested Shares pursuant to the Award shall be immediately and irrevocably forfeited. In the event Employee becomes entitled to any Award as set forth below and the Employee is a "specified employee" within the meaning of Section 409A(a)(2)(B)(1) of the Code, the payment of such Award shall be delayed in accordance with the provisions of such section to the extent necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code.

                  2.5.1. Subject to Sections 2.5.2 and 2.5.3 below, in the event Employee's employment with the Company is terminated by the Company without Cause prior to the declaration by the Company's Board of Directors of its Q4 2006 dividend (the "Q4 Determination"), Employee shall be entitled to an Award covering the Deferred Shares in satisfaction of the Deferred Shares Award and shall not be entitled to any other Shares hereunder. Subject to Sections
2.5.2 and 2.5.3 below, in the event Employee's employment with the Company is terminated by the Company without Cause on or after the Q4 Determination and prior to December 31, 2007, Employee shall be entitled to an Award covering that number of shares determined under Section 2.3 (regardless of whether the Award is vested or unvested pursuant to Section 2.1) less the number of Shares already paid to Employee in satisfaction of the Deferred Shares Award and shall not be entitled to any other Shares hereunder.

                  2.5.2. In the event Employee's employment with the Company is terminated by the Company without Cause within twelve (12) months following a Change in Control that occurs prior to the Q4 Determination, Employee shall be entitled to an Award covering the Deferred Shares in satisfaction of the Deferred Shares Award and shall not be entitled to any other Shares hereunder.

                  2.5.3. In the event Employee's employment with the Company is terminated by the Company without Cause within twelve (12) months following a Change in Control that occurs following the Q4 Determination, Employee shall be entitled to an Award covering that number of shares determined under Section
2.3 (regardless of whether the Award is vested or unvested pursuant to Section 2.1) less the number of Shares already paid to Employee in satisfaction of the Deferred Shares Award and shall not be entitled to any other Shares hereunder.

                  2.6. Restriction on Transfer. The Deferred Shares Award, and the right to receive the Award, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, other than by will or the laws of descent and distribution, and no attempt to transfer the Deferred Shares Award, and the right to receive the Award, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Deferred Shares Award or the Award.

         2.7. No Voting or Dividend Rights. Nothing contained in this Deferred Shares Award Agreement shall be construed as conferring upon Employee the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of the Deferred Shares Award Agreement or the Award prior to the issuance of the Shares upon vesting of the Award. Only those dividends with a record date that falls on or after the applicable stock issuance date shall be payable in respect of vested Awards.

III. MISCELLANEOUS

         3.1. Modification And Waiver. This Deferred Shares Award Agreement and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by each of the parties hereto.

         3.2. Violation of Laws. The Company shall not be required to deliver any Award until the requirements of any federal or state securities laws, rules or regulations, federal or state tax laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

         3.3. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at his address then on file with the Company.

         3.4. No Right to Employment. Neither the Plan, the granting of this Deferred Shares Award, this Deferred Shares Award Agreement nor any other action taken pursuant to the Plan or this Deferred Shares Award Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Employee has a right to continue to provide services as an officer or employee of the Company or any Parent, Subsidiary or affiliate of the Company for any period of time or at any specific rate of compensation. Further, the Company may at any time dismiss the Employee, free from any liability or any claim under the Plan or this Deferred Shares Award Agreement, except as otherwise expressly provided herein.

         3.5. Entire Agreement. This Deferred Shares Award Agreement and the Plan contain the entire understanding and agreement of the parties concerning the subject matter hereof, and supersede all earlier negotiations and understandings, whether written or oral, between the parties with respect thereto. This Deferred Shares Award Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated by reference into this Agreement. In the event of any conflict between the provisions of this Deferred Shares Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern. By signing this Deferred Shares Award Agreement, the Employee confirms that he has received a copy of the Plan and has had an opportunity to review the contents thereof.

         3.6. Interpretation. Any dispute regarding the interpretation of this Deferred Shares Award Agreement shall be submitted by Employee or the Company to the Company's Board of Directors for review. The resolution of such a dispute by the Company's Board of Directors shall be final and binding on the Company and the Employee. Any capitalized words used herein that are not otherwise defined shall have the meaning ascribed to those terms in the Plan.

         3.7. Governing Law. This Deferred Shares Award Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to agreements wholly to be executed and to be performed therein. If any one or more of the provisions of this Deferred Shares Award Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.8. Dispute Resolution. Any dispute, claim, controversy or claim arising out of, relating to or in connection with this Deferred Shares Award Agreement, or the breach, termination or validity thereof, shall be brought exclusively in any Federal or State court in the State of New York, County of New York. Both parties hereto expressly and irrevocably submit to the jurisdiction of said courts and irrevocably waive any objection which either of them may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Deferred Shares Award Agreement brought in such courts, irrevocably waive any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waive the right to object, with respect to such claim, action, suit or proceeding brought in any such court, that such court does not have jurisdiction over such party. The parties hereto hereby irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. Nothing contained herein shall affect the right to serve process in any manner permitted by law.

         3.9. Binding Effect On Successors. The Company may assign any of its rights under this Deferred Shares Award Agreement. This Deferred Shares Award Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. This Deferred Shares Award Agreement shall be binding upon the Employee and Employee's heirs, executors, administrators, legal representatives, successors and assigns.

         3.10. Headings. The headings in this Deferred Shares Award Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         3.11. Counterparts. This Deferred Shares Award Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Deferred Shares Award Agreement to be duly executed this 21st day of December, 2005.


                                    GLOBAL SIGNAL INC.,
                                    a Delaware company


                                    By: /s/ Wesley R. Edens
                                        --------------------------------------
                                    Name:   Wesley R. Edens
                                    Title:  Chief Executive Officer and
                                            President


                                    EMPLOYEE


                                    By: /s/ Ronald G. Bizick, II
                                        -------------------------------------
                                    Name: Ronald G. Bizick, II

Schedule A

                                     Option
                                  Status Prior
                                  Acceleration
                                      and
                                  Cancellation

                                         $8.53      $18.00      Total

Exercisable 12/31/2005                  61,500     184,500    246,000

Exercisable 12/31/2006                  82,000     246,000    328,000

Total                                  143,500     430,500    574,000




                               Options to Be Accelerated

                                         $8.53      $18.00      Total

Exercisable 12/31/2006                  46,125     138,375    184,500



                               Options to be Cancelled

                                         $8.53      $18.00      Total

Exercisable 12/31/2006                  35,875     107,625    143,500

                                  Schedule B

For purposes of the Deferred Shares Award Agreement, Deferred Shares shall be equal to the sum of the following:

The quotient of (A) the product of (i) the excess of (x) the FMV of the Company's Common Stock as of the Date of Grant minus (y) $8.53 and (ii) 35,875 shares divided by (B) the FMV of the Company's Common Stock as of the Date of Grant plus

The quotient of (A) the product of (i) the excess of (x) the FMV of the Company's Common Stock as of the Date of Grant minus (y) $18.00 and (ii) 107,625 shares divided by (B) the FMV of the Company's Common Stock as of the Date of Grant.

By way of example, if the Company's FMV on the Date of Grant is equal to $43.05, the Deferred Shares would be equal to:

(($43.05-$8.53)* 35,875)/$43.05) + ($43.05-$18.00)* 107,625)/$43.05 = 28,767 +
62,625 = 91,392 shares